Exhibit 99.1

Neohydro Technologies Corp. Acquires Exclusive
World Wide License to Coveted
High Voltage Electrolytic Technology.

HOUSTON, TEXAS. – September 22, 2008, Neohydro Technologies Corp. (OTC BB: NHYT) is pleased to announce that it has come to terms to complete the licensing agreement with Neohydro Corp., for the acquisition of the exclusive worldwide marketing, distribution and licensing rights for its proprietary technology which will be used in the treatment of industrial waste water. The price for the Licenses shall be (US) $1,400,000.

Neohydro Corp., will grant to Neohydro Technologies all of the patent and intellectual rights of the use in the business of the sale, marketing and distribution of Neohydro Corp’s water sterilization technology, a proprietary high voltage electrolysis device that transforms water solely for Industrial Applications.

In addition, Venugopal Rao Balla tendered his resignation as Director, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, and Principal Accounting Officer of the Company. Mr. Balla states, “I felt that in order to provide the company with greater shareholder value and the proper execution of the water treatment business, that the Company would be better served under the leadership of Mr. Dean Themy, who brings the experience, contacts, know-how and vision to guide the Company. The technology under License is exciting, as it provides a ‘Green Solution’. It will treat industrial waste water without toxic chemicals and with low energy consumption, not like the inefficient old technologies such as reverse osmosis or distillation”

Furthermore, the Company is pleased to announce that Dean Themy is hereby appointed as President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, and Chief Executive Officer of the Company.

Nicholas Kamboras is also appointed as Secretary of the Company.

Excited about the completion of the terms of the License Agreement, Mr. Themy states, “I am pleased to be the Company’s new CEO and in a world looking for eco-friendly solutions to the every growing environmental problems and the strains industries are putting on our water, which represents 20% of the world’s water supply. Water is the fuel of many industries and the waste is a big concern both environmentally and economically, I look forward to the opportunity to share a technology that my father developed, which will help elevate some of these pressures put on our ecosystems by industries world wide.”

The proprietary technology’s value proposition is that it will allow onsite treatment of waste water from industries such as the Gas drilling, Oil drilling, Pulp and Paper Mills, Food Processing Plants, and Agriculture, treating the water back to EPA standards and re-using recycling and re-injecting back into the same industry. The return on investment will be achieved by the elimination of transportation costs, reduction of waste, re-use of the treated water, elimination of toxic chemical use, and reduction of energy consumption.

In exchange for the License, Neohydro Technologies Corp., will by way of allotment issue an amount equal to the value of 20% of the issued and outstanding shares of its common shares to Dean Themy.

Further details of the terms of the License Agreement can be found at www.sec.gov and the new company website is www.neohydrotech.com

Contact:

Windfall Communications, LLC
Trevor Justus
866.590.6589

Safe Harbor Statement

Statements in this press release regarding Neohydro Technologies’ products, services, capabilities, performance, opportunities, development and business outlook that are forward-looking involve and are subject to known and unknown risks, uncertainties and other factors, some of which are beyond Neohydro Technologies’ control and difficult to predict, and could cause actual results to differ materially from those anticipated, expressed or forecasted in the forward-looking statements. Such risks and uncertainties may include, but are not limited to: lack of operating history, transitioning from a development company to an operating company, difficulties in distinguishing Neohydro Technologies’ products and services, ability to manufacture and deploy Neohydro Technologies’ products, lack of or delay in market acceptance and fluctuations in customer demand, dependence on a limited number of significant customers, reliance on third party vendors and strategic partners, availability of raw materials, subassemblies and components, ability to meet future capital requirements on acceptable terms, continuing uncertainty in the emissions reduction industry and the global economy, compliance with federal and state regulatory requirements, timing, availability and success of new technology and product introductions and the other factors discussed in Neohydro Technologies’ filings with the Securities and Exchange Commission.